Biotricity Reports Fiscal Q1 Results Showing A Strong Growth Trajectory

REDWOOD CITY, Calif., Aug. 26, 2019 (GLOBE NEWSWIRE) — Biotricity Inc. (OTCQB: BTCY), a medical diagnostic and consumer healthcare technology company, today announced financial results for its first quarter ending June 30, 2019. The company’s financial results reflect a strong growth trajectory and positive commercialization progress.

FIRST QUARTER HIGHLIGHTS

Top line revenues for the three months of the first quarter which ended June 30, 2019 were $327,000, almost double the preceding quarter, corresponding to an 83.6% increase in revenues.

Net loss per share for the three months, which ended June 30, 2019, was 6.0 cents per share, a 21.1% decrease from 7.6 cents for this quarter.

COMMENTARY ON PERFORMANCE AND OUTLOOK

“Biotricity got off to a great start in fiscal Q1,” said Mr. Waqaas Al-Siddiq, Biotricity Founder and CEO. “Gross revenues for the three months which ended June 30, 2019, continued to reflect strong quarter over quarter growth and a growth trajectory that saw revenues for the latest quarter correspond to 82.1% of gross revenues for the entire 12 previous months of the fiscal year which ended March 31, 2019. The number of clinicians performing cardiac patient studies using our state-of-the-art remote patient monitoring platform continues to reflect Biotricity’s growing customer affinity and reach.”

Biotricity’s last fiscal year ended on March 31, 2018. After achieving FDA clearance, the Company’s first remote patient monitoring (RPM) solution, Bioflux, experienced a high adoption rate during its fiscal 2018 limited market release to anchor clinics. In the first three months of fiscal year 2019, the Company has transitioned to full US release, ramping up its small sales force and expanding its sales footprint to 11 key states, with plans to expand further. By design, management established its horizontal technology platform to align with the Centers for Medicare and Medicaid Services’ (CMS) stated plan to cut over $57 billion in costs from US public healthcare spending, by moving unnecessary inpatient care to outpatient care, and by focusing on RPM and preemptive diagnostics. This shift has the potential to improve patient care and save additional lives while also saving significant healthcare costs.

Biotricity was recently recognized for its expertise in bringing remote patient monitoring technologies to the US healthcare market, and its perspective on the underlying insurance reimbursement regimes that exist. On August 20, 2019, Mr. Al-Siddiq gave a live interview on Yahoo Finance’s On the Move show. He discussed American healthcare coverage and how insurance plans, whether public or private, impact growing, start-up medical device companies. Mr. Al-Siddiq also discussed how advances in telemedicine and remote patient monitoring (RPM), and the demands of the patient-consumer, are creating a seismic shift in healthcare delivery, most noticeably in the shift to outpatient care. The interview can be viewed here: https://finance.yahoo.com/video/breaking-down-debate-medicare-160143116.html

“We are a technology company with a pipeline of complementary RPM and pre-emptive diagnostic technologies that will allow us to leapfrog and build on our existing platform,” said Mr. Al-Siddiq. “We continue to innovate. Biotricity is building the team and resources to execute its growth plans and realize its aspirations of being a leader in the remote patient monitoring space, developing differentiated products and innovative services that will be in high demand. To do this we will expand our sales force and continue to innovate, in order to support our US expansion. In parallel, we will carefully and methodically assess other international jurisdictions that entail high potential for growth.”

Management’s complete business outlook, and its discussion and analysis of the first quarter of fiscal year 2019, can be found in the Quarterly Report published on August 15, 2019, which is available on EDGAR and on Biotricity’s website here: https://www.biotricity.com/investor-relations- 2/financial-information/

To learn more, visit www.biotricity.com or follow on:

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About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. Biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward- looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Media Contacts

McCoin & Smith Communications Inc.

Chris McCoin,

Chris@mccoinsmith.com, 508-429-5988

Richard Smith,

rick@mccoinsmith.com, 978-433-3304

Investor Relations:

Biotricity Inc.

1-800-590-4155

investors@biotricity.com

Source: biotricity